As filed with the Securities and Exchange Commission on September 26, 2005          Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER THE
SECURITIES ACT OF 1933

PNM RESOURCES, INC.
 (Exact name of registrant as specified in its charter)

New Mexico (State or other jurisdiction of incorporation or organization)	85-0468296 (I.R.S. Employer Identification Number)

Alvarado Square
Albuquerque, New Mexico 87158
(505) 241-2700
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

TERRY R. HORN
Vice President, Corporate Secretary and Acting Chief Financial Officer
PNM RESOURCES, INC.
Alvarado Square
Albuquerque, New Mexico 87158
Tel: (505) 241-2700
Fax: (505) 241-2368
E-mail: thorn@pnm.com

(Name, address, including zip code, and telephone number, including area code, of agent for service)

It is respectfully requested that the Commission send copies of all orders, notices and communications to:

CHARLES L. MOORE, ESQ.
Associate General Counsel
SEC Reporting and Corporate Transactions
PNM RESOURCES, INC.
Alvarado Square
Albuquerque, New Mexico 87158
Tel: (505) 241-4935
Fax: (505) 241-0754
E-mail: cmoore1@pnm.com

WILLIAM S. ANDERSON, ESQ. BRACEWELL & GIULIANI LLP 711 Louisiana Street, Suite 2300 Houston, Texas 77002-2770 Tel: (713) 221-1122 Fax: (713) 437-5370 E-mail: will.anderson@bracewellgiuliani.com

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.
      If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  []
      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  [x]
      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  []
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  []
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.  []

CALCULATION OF REGISTRATION FEE

Title of each class of Securities to be registered	Amount to be registered	Proposed maximum offering price per unit(1)	Proposed maximum aggregate offering price(1)	Amount of registration fee
Common stock, no par value	4,326,337	$28.13	$121,699,860	$14,324.07

(1)  Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) based upon the average of the high and low sales price of the Registrant's Common Stock on the New York Stock Exchange on September 23, 2005.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED September 26, 2005
PRELIMINARY PROSPECTUS
4,326,337 Shares

PNM RESOURCES, INC.

Common Stock

The selling stockholders identified in this prospectus may sell up to 4,326,337 shares of our common stock.  They acquired these shares of common stock in connection with the completion of our acquisition of TNP Enterprises, Inc. on June 6, 2005.  We agreed to register for resale the shares of common stock issued to the selling stockholders in connection with the acquisition.

Certain of the selling stockholders have entered into "lock-up" agreements, under which they have agreed not to sell their shares for specified periods of time, as described in this prospectus under "Plan of Distribution".

The selling stockholders may offer and sell their shares in public or private transactions, or both.  These sales may occur at fixed prices that are subject to change, at prices that are determined by prevailing market prices, or at negotiated prices.

The selling stockholders may sell their shares from time to time to or through broker-dealers, who may receive compensation in the form of discounts, concessions or commissions from the selling stockholders, the purchasers of the shares, or both.  For information on the methods of sale of the common stock, you should read the section of this prospectus entitled "Plan of Distribution" on page 3.

We will not receive any of the proceeds from the sale of shares by the selling stockholders.

Our common stock is listed on the New York Stock Exchange and trades under the symbol "PNM."  The last reported sale price of our common stock on the New York Stock Exchange on September 23, 2005 was $28.12 per share.

Investing in our common stock involves risks.  For a description of these risks, see "Risk Factors" in our periodic reports filed with the Securities and Exchange Commission, which are incorporated herein by reference.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus.  Any representation to the contrary is a criminal offense.

The date of this prospectus is        , 2005.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, which we refer to as the SEC, using a "shelf" registration process or continuous offering process.  Under this shelf registration process, the selling stockholders may, from time to time, sell the securities described in this prospectus in one or more offerings.  This prospectus provides you with a general description of the securities that may be offered by the selling stockholders.  We may also file, from time to time, a prospectus supplement containing specific information about the selling stockholders and the terms of the securities being offered.

This prospectus does not contain all of the information included in the registration statement. For a complete understanding of the securities and the Company, you should refer to the registration statement relating to this prospectus, including its exhibits, and the information incorporated herein by reference. Any prospectus supplement that we file with the SEC may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplements together with the additional information described under the heading "Where You Can Find More Information."

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone else to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. This prospectus may only be used where it is legal to sell these securities. You should assume that the information in this prospectus and the documents incorporated by reference are accurate only as of their respective dates. Our business, financial condition and results of operations may have changed since those dates. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the securities described in this prospectus or an offer to sell or a solicitation of an offer to buy any of the securities offered hereby in any jurisdiction to any person to whom it is unlawful to make such offer in such jurisdiction. This prospectus contains summaries of certain provisions contained in some of the documents described herein, but we refer you to the actual documents for complete information.

In this prospectus, "we," "us," "Company" and "our" refer to PNM Resources, Inc. but not any of our subsidiaries unless the context requires otherwise.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file with the SEC at the SEC's public reference room located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain further information regarding the operation of the SEC's public reference room by calling the SEC at 1-800-SEC-0330. Our filings are also available to the public on the SEC's

i

website located at http://www.sec.gov. Our SEC filings are also available free of charge from our website at www.pnmresources.com. Information contained on our website or any other website is not incorporated by reference into this prospectus and does not constitute a part of this prospectus. You may also inspect our SEC reports, proxy statements and other information concerning us at the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We are "incorporating by reference" into this prospectus information we file with the SEC, which means that we are disclosing important information to you by referring you to those documents. The information we incorporate by reference is considered to be part of this prospectus, unless we update or supersede that information by the information contained in this prospectus or the information we file subsequently with the SEC that is incorporated by reference into this prospectus or a prospectus supplement. We are incorporating by reference the following documents that we have filed with the SEC, other than any information in these documents that is deemed not to be "filed" with the SEC:

  our Annual Report on Form 10-K for the fiscal year ended December 31, 2004, which should be read along with our Current Report on Form 8-K filed September 26, 2005 providing certain financial information that has been reformatted to reflect the combination of two segments previously reported separately, Transmission and Electric, into one reportable segment, PNM Electric;

  our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2005 and June 30, 2005;

  our Current Reports on Form 8-K and amendments thereto on Form 8-K/A filed on January 3, 2005; February 7, 2005; March 2, 2005 (filing information under Item 1.01); March 7, 2005; March 15, 2005; March 29, 2005, March 30, 2005 (excluding information furnished under Item 7.01); March 31, 2005; April 13, 2005; April 15, 2005; April 25, 2005; May 5, 2005, May 23, 2005, June 10, 2005, July 8, 2005, July 22, 2005, August 2, 2005, August 4, 2005, August 10, 2005, August 16, 2005 (filing information under Item 8.01); August 19, 2001; August 23, 2005, August 24, 2005, September 26, 2005 and September 26, 2005.

  description of our capital stock contained in a Current Report on Form 8-K filed on December 31, 2001 together with any amendments filed for the purpose of updating such description.

We also incorporate by reference into this prospectus any filings we make with the SEC (excluding information furnished under Items 2.02 or 7.01 of Current Reports on Form 8-K) under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act, after the initial filing of the registration statement that contains this prospectus and before termination of this offering.

You may obtain without charge a copy of any of the documents we incorporate by reference, except for exhibits to such documents which are not specifically incorporated by reference into such documents, by contacting us at PNM Resources, Inc., Alvarado Square, Albuquerque, New Mexico, 87158, Attention: Investor Relations. You may also telephone your request at (505) 241-2477.

UNCERTAINTY OF FORWARD-LOOKING STATEMENTS AND INFORMATION

Statements made in this prospectus and other documents we file with the SEC that relate to future events or our expectations, projections, estimates, intentions, goals, targets and strategies are "forward-looking statements" made pursuant to the Private Securities Litigation Reform Act of 1995.  You are cautioned that all forward-looking statements by their nature are based upon expectations and estimates and are subject to risks and uncertainties.  We assume no obligation to update this information except as may be required by the federal securities laws.

Because actual results may differ materially from those expressed or implied by the forward-looking statements, we caution you not to place undue reliance on these forward-looking statements. Our business, financial condition, cash flow and operating results are influenced by many factors, which are often beyond our control, that can cause actual results to differ from those expressed or implied by the forward-looking statements. These factors include:

  the potential unavailability of cash at TNP and its subsidiaries,

  the risk that TNP and its subsidiaries will not be integrated successfully,

  the risk that the benefits of the TNP transaction will not be fully realized or will take longer to realize than expected,

  disruption from the TNP transaction making it more difficult to maintain relationships with customers, employees, suppliers or other third parties,

  changing conditions in the financial markets relevant to the TNP acquisition,

  the outcome of litigation with SW Acquisition, L.P. relating to the TNP acquisition,

  the outcome of any appeals of the PUCT order in the stranded cost true-up proceeding or the acquisition proceeding,

  the ability of First Choice to attract and retain customers,

  changes in ERCOT protocols,

  changes in the cost of power acquired by First Choice,

  collections experience,

  insurance coverage available for claims made in litigation,

  fluctuations in interest rates,

  weather (including impacts on the Company of the hurricanes in the Gulf Coast region),

  water supply,

  changes in fuel costs,

  availability of fuel supplies,

  the effectiveness of risk management and commodity risk transactions,

  seasonality and other changes in supply and demand in the market for electric power,

  variability of wholesale power prices,

  volatility in market liquidity,

  changes in the competitive environment in the electric and natural gas industries,

  the performance of generating units and transmission system,

  our ability to secure long-term power sales,

  the risks associated with the completion of the construction of Duke Energy Luna, LLC, or Luna, including construction delays and unanticipated cost overruns,

  state and federal regulatory and legislative decisions and actions,

  the outcome of legal proceedings,

  changes in applicable accounting principles,

  the performance of state, regional and national economies and the other factors described in "Risk Factors" in our periodic SEC filings that are incorporated by reference in this prospectus.

Any forward-looking statement speaks only as of the date on which it is made and, except as required by the federal securities laws, we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which it is made.

For a detailed discussion of the important factors that affect us and that could cause actual results to differ from those expressed or implied by our forward-looking statements, please see the discussion of risk factors as well as "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the information about the risks associated with our use of derivative financial instruments set forth under "Quantitative and Qualitative Disclosure About Market Risk" contained in certain of the documents incorporated by reference in this prospectus.

SUMMARY

The following summary highlights selected information contained or incorporated by reference in this prospectus. The summary does not contain all of the information that may be important to you or that you should consider when making an investment decision. You should carefully read the summary together with the more detailed information that is contained and incorporated by reference in this prospectus.

PNM Resources, Inc.

We are an energy holding company based in Albuquerque, New Mexico, primarily engaged in the generation, transmission, distribution, sale and marketing of electricity and in the transmission, distribution and sale of natural gas within the States of New Mexico and Texas. Our business is currently conducted through our subsidiaries, Public Service Company of New Mexico, or PNM, Texas-New Mexico Power Company, or TNMP, and First Choice Power, or FCP.

PNM is New Mexico's largest electricity and natural gas provider, serving approximately 413,000 electric and 471,000 natural gas customers throughout the state. As of December 31, 2004, PNM had an integrated portfolio of 2,417 MW of generation, which PNM uses to serve both regulated and unregulated load. Pursuant to a long-standing regulatory approach, PNM uses a joint-dispatch method that serves both retail and wholesale markets. During 2004, our sales in the wholesale electric market accounted for approximately 62% of total MWh sales, of which 80% had been purchased for resale. For the year ended December 31, 2004, we generated approximately $1.6 billion in operating revenues, with approximately $659.5 million in gross margin (which is operating revenues less cost of energy sold) representing 41.1% of operating revenues. Of those amounts, our unregulated wholesale business generated approximately $588.2 million in operating revenues, with approximately $96.4 million in gross margin representing 16.4% of operating revenues, while our regulated electric and gas  businesses generated approximately $1.1 billion in operating revenues, with approximately $562.3 million in gross margin representing 51.9% of operating revenues. PNM's utility electric distribution system spans more than 4,098 miles of overhead lines and 4,303 miles of underground cable lines while the gas transmission system stretches about 1,545 miles and the distribution system consists of approximately 11,841 miles of pipe.

On June 6, 2005, we completed our acquisition of all the outstanding common shares of TNP.  TNP was a privately owned holding company for Texas-New Mexico Power Company and First Choice Power.  TNMP provides electric service to approximately 256,000 customers in Texas and New Mexico.  Its affiliate, First Choice, is a retail-electric provider with approximately 56,000 customers in Texas.  For more detailed information concerning the TNP acquisition, you should also read "Management's Discussion and Analysis of Financial Conditions and Results of Operations" and the Notes to Consolidated Financial Statements contained in certain of the documents incorporated by reference in this prospectus.

Our executive offices are located at Alvarado Square, Albuquerque , New Mexico 87158, and our telephone number at that address is (505) 241-2700.

This Offering

We agreed to file with SEC the registration statement of which this prospectus forms a part to afford the selling stockholders identified herein the opportunity to resell the shares of our common stock they received in connection with our acquisition of TNP, described above, in public transactions rather than pursuant to exemptions from the registration and prospectus delivery requirements of the Securities Act of 1933, as amended, or the Securities Act.

Subject to the lock-up agreements discussed herein under "Plan of Distribution", the selling stockholders identified in this prospectus may sell up to 4,326,337 shares of our common stock in public or private transactions, or both.  These sales may occur at fixed prices that are subject to change, at prices that are determined by prevailing market prices, or at negotiated prices.  The selling stockholders may sell their shares from time to time to or through broker-dealers, who may receive compensation in the form of discounts, concessions or commissions from the selling stockholders, the purchasers of the shares, or both.  For information on the methods of sale of the common stock, you should read the section of this prospectus entitled "Plan of Distribution" on page 3.

We will not receive any of the proceeds from the sale of shares by the selling stockholders.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale by the selling stockholders of the shares of common stock. All proceeds from the sale of the common stock under this prospectus will be for the account of the selling stockholders, as described below. See "Selling Stockholders" and "Plan of Distribution" below.

SELLING STOCKHOLDERS

On June 6, 2005, we completed our acquisition of all the outstanding common shares of TNP.  Under the terms of the acquisition agreement, TNP's common shareholder received 4,326,337 of our newly issued common shares and cash in an amount at closing equal to approximately $87.6 million, which constituted the estimated purchase price that is subject to certain post-closing adjustments.  We understand that most of the 4,326,337 shares of common stock were subsequently distributed to the partners of TNP's common shareholder, which we refer to herein as the selling shareholders.  This prospectus covers the resale by the selling stockholders of up to the 4,326,337 shares of our common stock issued in connection with the acquisition.

The following table sets forth the names of the selling stockholders, information as of September 14, 2005 regarding the beneficial ownership of common stock by each of the selling stockholders and the number of shares of our common stock that may be offered by each selling stockholder under this prospectus.  Information with respect to the beneficial ownership is based upon information from the selling stockholders or agents of the selling stockholders.  Information with respect to the number of shares beneficially owned after the offering assumes the sale of all of the shares offered by the selling stockholders under this prospectus and no other purchases or sales of common stock.  The applicable percentages of beneficial ownership after the offering is based on an aggregate of 68,741,421 shares of our common stock issued and outstanding as of September 23, 2005.  Other than as described above, none of the selling stockholders listed in the table have held any position or office or have had a material relationship with us or any of our affiliates within the past three years.

Name of Selling Stockholder	Shares Beneficially Owned Prior to the Offering	Number of Shares Being Offered	Number of Shares Beneficially Owned After the Offering	Percentage of Shares Beneficially Owned After the Offering

SW I Acquisition, L.P.	10,654	10,654	-	*
SW I Acquisition GP, L.P.	354,847	354,847	-	*
Caravelle Investment Fund, L.L.C.	639,324	639,324	-	*
CIBC WG Argosy Merchant Fund 2, L.L.C.	869,778	869,778	-	*
Co-Investment Merchant Fund 3, LLC	96,642	96,642	-	*
Continental Casualty Company	1,387,681	1,387,681	-	*
Laurel Hill Capital Partners, L.L.C.	95,155	95,155	-	*
Carlyle High Yield Partners, L.P.	79,296	79,296	-	*
75 Wall Street Associates, LLC	79,296	79,296	-	*
Annex Holdings I LP	118,944	118,944	-	*
American Securities Partners II, L.P.	494,076	494,076	-	*
American Securities Partners II(B), L.P.	100,644	100,644	-	*

__________

* Less than one percent.

PLAN OF DISTRIBUTION

Certain of the selling stockholders have entered into lock-up agreements, described below in this section, under which they have agreed not to sell their shares for specified periods of time.

Subject to the terms of the lock-up agreements, the selling stockholders may, from time to time, sell any or all of their shares of common stock offered under this prospectus. The selling stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale of shares of common stock covered by this prospectus. We will not receive any of the proceeds of the sale of the common stock offered by this prospectus.

The common stock offered by this prospectus may be sold from time to time to purchasers:

  directly by the selling stockholders and their successors, which includes their donees, pledgees or transferees or their successors-in-interest (other than purchasers pursuant to this prospectus), or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, commissions or agent's commissions from the selling stockholders or the purchasers of the common stock. These discounts, concessions or commissions may be in excess of those customary in the types of transactions involved.

The selling stockholders and any underwriters, broker-dealers or agents that participate in the distribution of the common stock may be deemed to be "underwriters" within the meaning of the Securities Act. As a result, any profits on the sale of the shares by selling stockholders and any discounts, commissions or agent's commissions received by any such broker-dealers or agents may be deemed to be underwriting discounts and commissions under the Securities Act. Selling stockholders who are "underwriters" within the meaning of the Securities Act will be subject to prospectus delivery requirements of the Securities Act. If the selling stockholders were deemed to be underwriters, the selling stockholders may be subject to certain statutory liabilities of the Securities Act and the Exchange Act. If the shares are sold through underwriters, broker-dealers or agents, the selling stockholders will be responsible for underwriting discounts or commissions or agent's commissions.

The common stock may be sold in one or more transactions at:

  fixed prices;

  prevailing market prices at the time of sale;

  prices related to such prevailing market prices;

  varying prices determined at the time of sale; or

  negotiated prices.

These sales may be effected in one or more transactions:

  on any national securities exchange or quotation service on which the common stock may be listed or quoted at the time of the sale;

  in the over-the-counter market;

  in privately negotiated transactions;

  in transactions otherwise than on such exchanges or services or in the over-the-counter market;

  through the writing of options (including the issuance by the selling stockholders of derivative securities), whether the options or such other derivative securities are listed on an options exchange or otherwise;

  through the settlement of short sales;

  any other method permitted by applicable law; or

  through any combination of the foregoing.

These transactions may include block transactions or crosses. Crosses are transactions in which the same broker acts as an agent on both sides of the trade.

In connection with the sales of the common stock, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions that in turn may engage in short sales of the common stock in the course of hedging their positions, sell the common stock short and deliver the common stock to close out short positions, loan or pledge common stock to broker-dealers or other financial institutions that in turn may sell the common stock, enter into option or other transactions with broker-dealers or other financial institutions that require the delivery to the broker-dealer or other financial institution of the common stock, which the broker-dealer or other financial institution may resell pursuant to the prospectus, or enter into transactions in which a broker-dealer makes purchases as a principal for resale for its own account or through other types of transactions.

We are not aware of any plans, arrangements or understandings between any selling stockholders and any underwriter, broker-dealer or agent regarding the sale of the common stock by the selling stockholders.

There can be no assurance that any selling stockholder will sell any or all of the common stock pursuant to this prospectus. Further, we cannot assure you that any such selling stockholder will not transfer, devise or gift the common stock by other means not described in this prospectus. In addition, any common stock covered by this prospectus that qualify for sale pursuant to Rule 144 of the Securities Act may be sold under Rule 144 rather than under this prospectus. The common stock may be sold in some states only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification is available and complied with.

The selling stockholders and any other person participating in the sale of the common stock will be subject to the Exchange Act. The Exchange Act rules include, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the common stock by the selling stockholders and any other such person. In addition, Regulation M may restrict the ability of any person engaged in the distribution of the common stock to engage in market-making activities with respect to the common stock being distributed. This may affect the marketability of the common stock and the ability of any person or entity to engage in market-making activities with respect to the common stock.

Certain of the selling stockholders, namely SW I Acquisition GP, L.P., Continental Casualty Company, CIBC WG Argosy Merchant Fund 2, L.L.C., Caravelle Investment Fund, L.L.C., American Securities Partners II, L.P. and Laurel Hill Capital Partners, L.L.C., who, directly or indirectly, acquired in the aggregate 4,048,801 shares of common stock in connection with our acquisition of TNP, have agreed ("lock-up agreements") not to directly or indirectly sell, offer, contract or grant any option to sell, pledge, transfer or otherwise dispose of any of the shares of our common stock acquired by such selling stockholders in connection with our acquisition of TNP (i) until October 6, 2005, with respect to 50% of such shares of common stock and (ii) until December 6, 2005, with respect to the remaining 50% of such shares of common stock.

We and the selling stockholders have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act.

We have agreed to pay all expenses incidental to the registration of the common stock offered under this prospectus, including our own legal and accounting fees, transfer agent fees, and the expenses of preparing, printing and filing the registration statement, this prospectus and any prospectus supplement.  The selling stockholders have agreed to pay all other costs associated with the sale of the common stock offered under this prospectus, including all commissions, fees and discounts of underwriters, brokers, dealers and agents, all transfer taxes and related expenses and all fees and costs of their own counsel.

If required, we will distribute a supplement to this prospectus to describe any material changes in the offering.

VALIDITY OF SECURITIES

The validity of the offered securities has been passed upon for us by Charles L. Moore, Associate General Counsel, SEC Reporting and Corporate Transactions, PNM Resources, Inc.

EXPERTS

The consolidated financial statements, related financial statement schedules, and management's report on the effectiveness of internal control over financial reporting incorporated in this prospectus by reference from PNM Resources Inc.'s Current Report on Form 8-K dated September 26, 2005 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference (which reports (1) express an unqualified opinion on the financial statements and financial statement schedules and include explanatory paragraphs regarding the adoption of Statement of Financial Accounting Standards No. 143, Accounting for Asset Retirement Obligations, effective January 1, 2003, and a change in actuarial valuation measurement date for the pension and other post-retirement benefit plans from September 30 to December 31, (2) express an unqualified opinion on management's assessment regarding the effectiveness of internal control over financial reporting, and (3) express an unqualified opinion on the effectiveness of internal control over financial reporting), and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

With respect to the unaudited interim financial information for the periods ended March 31, 2005 and 2004 which is incorporated herein by reference, Deloitte & Touche LLP, an independent registered public accounting firm, have applied limited procedures in accordance with the standards of the Public Company Accounting Oversight Board (United States) for a review of such information.  However, as stated in their report included in the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2005 and incorporated by reference herein, they did not audit and they do not express an opinion on that interim financial information.  Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the review procedures applied.  Deloitte & Touche LLP are not subject to the liability provisions of Section 11 of the Securities Act of 1933 for their reports on the unaudited interim financial information because those reports are not reports or part of the registration statement prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Act.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

The following table sets forth the estimated expenses in connection with the registration and sale of the shares of common stock registered hereby, all of which will be paid by the registrant, except as noted in the prospectus:

Registration fee	$ 14,324.07
Printing and engraving expenses	10,000.00
Accounting fees and expenses	20,000.00
Legal fees and expenses	50,000.00
Fees and expenses of transfer agent	5,000.00
Miscellaneous	5,675.93
Total	$ 105,000.00

* All amounts other than the registration fee are estimates.

Item 15. Indemnification of Directors and Officers.

Section 6 of Article II of PNM Resources, Inc.'s by-laws contains the following provisions with respect to indemnification of directors and officers:

Each person serving as a director or an officer of the Corporation, or, at the request of the Corporation, as a director or an officer of any other company in which the Corporation has a financial interest and regardless of whether or not the person is then in office, and the heirs, executors, administrators and personal representatives of the person, shall be indemnified by the Corporation to the full extent of the authority of the Corporation to so indemnify as authorized by New Mexico law.

Section 53-11-4.1 of the Business Corporation Act of the State of New Mexico provides that a corporation shall have power to indemnify any person made (or threatened to be made) a party to any proceeding (whether threatened, pending or completed) by reason of the fact that the person is or was a director (or, while a director, is or was serving in any of certain other capacities) if:  (1) the person acted in good faith; (2) the person reasonably believed: (a) in the case of conduct in the person's official capacity with the corporation, that the person's conduct was in its best interests; and (b) in all other cases, that the person's conduct was at least not opposed to its best interests; and (3) in the case of any criminal proceeding, the person had no reasonable cause to believe the person's conduct was unlawful. Indemnification may be made against judgments, penalties, fines, settlements and reasonable expenses actually incurred by the person in connection with the proceeding, but may be limited or unavailable with respect to certain proceedings. In some instances, indemnification of a director may be mandatory or, upon the application of a director, may be ordered by a court. Reasonable expenses incurred by a director may, under certain circumstances, be paid or reimbursed in advance of a final disposition of a proceeding. Unless limited by its articles of incorporation, a corporation may (or, as the case may be, shall) indemnify and advance expenses to an officer of the corporation to the same extent as to a director under Section 53-11-4.1. Also, unless limited by its articles of incorporation, a corporation has:  (1) the power to indemnify and to advance expenses to an employee or agent of the corporation to the same extent that it may indemnify and advance expenses to directors under the statute; and (2) additional power to indemnify and to advance reasonable expenses to an officer, employee or agent who is not a director to such further extent, consistent with law, as may be provided by its articles of incorporation, by‑laws, general or specific action of its Board of Directors, or contract.

Section 53-11-4.1 was amended in 1987 to provide that the indemnification authorized thereunder shall not be deemed exclusive of any rights to which those seeking indemnification may be entitled under the articles of incorporation, the by-laws, an agreement, a resolution of shareholders or directors or otherwise. We have entered into agreements with each director and officer which provide for indemnification of directors and officers to the fullest extent permitted by law including advancement of litigation expenses where appropriate. The agreements provide for the appointment of a reviewing party by the Board of Directors to make a determination whether claimed indemnification is permitted under applicable law.

Insurance is maintained on a regular basis (and not specifically in connection with this offering) against liabilities arising on the part of directors and officers out of their performance in such capacities or arising on the part of PNM Resources out of its foregoing indemnification provisions, subject to certain exclusions and to the policy limits.

Item 16.            Exhibits.

Exhibit Number	Description
3.1*

Articles of Incorporation of PNM Resources, Inc., as amended through June 27, 2005 (Exhibit 3.1 to PNM Resources, Inc.'s Quarterly Report on Form 10-Q for the quarter ended June 30, 2005 in File No. 333-32170).

3.2*

By-Laws of PNM Resources, Inc. with all amendments to an including February 18, 2003 (Exhibit 3.2 to PNM Resources, Inc.'s Annual Report on Form 10-K for the fiscal year ended December 31, 2002 in File No. 333-32170).

5**	Opinion of Charles L. Moore.
15.1**	Letter regarding unaudited interim financial information for PNM Resources, Inc.
23.1**	Consent of Deloitte & Touche LLP for PNM Resources, Inc.
23.2**	Consent of Charles L. Moore (included in Exhibit 5).
24**	Power of Attorney is contained on the signature page of this registration statement.

__________

*    Incorporated by reference as indicated.

**  Filed herewith.

Item 17. Undertakings.

(a)   The undersigned registrant hereby undertakes:

(1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)    To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)   To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20 per cent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by either registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2)   That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)   The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of a registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)   Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. If a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Albuquerque, State of New Mexico, on the 26th day of September, 2005.

PNM RESOURCES, INC.

By: /s/ Jeffry E. Sterba
Jeffry E. Sterba
Chairman, President and
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below, hereby constitutes and appoints Jeffry E. Sterba, Terry R. Horn, and Thomas G. Sategna, and each of them severally, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, with or without either or both of the others, to sign any or all amendments to this registration statement, including post-effective amendments and any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, or the substitute or substitutes of any or all of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Jeffry E. Sterba	Chairman, President and	September 26, 2005
Jeffry E. Sterba	Chief Executive Officer;
Director (Principal Executive
Officer)

/s/ Terry R. Horn	Vice President, Corporate	September 26, 2005
Terry R. Horn	Secretary and Acting Chief
Financial Officer
(Principal Financial Officer)

/s/ Thomas G. Sategna	Vice President and Corporate	September 26, 2005
Thomas G. Sategna	Controller (Principal
Accounting Officer)

/s/ Adelmo E. Archuleta	Director	September 26, 2005
Adelmo E. Archuleta

Signature	Title	Date

	Director	September , 2005
Robert G. Armstrong

/s/ Julie A. Dobson	Director	September 26, 2005
Julie A. Dobson

/s/ Charles E. McMahen	Director	September 26, 2005
Charles E. McMahen

/s/ Manuel T. Pacheco	Director	September 26, 2005
Manuel T. Pacheco

/s/ Robert M. Price	Director	September 26, 2005
Robert M. Price

/s/ Bonnie S. Reitz	Director	September 26, 2005
Bonnie S. Reitz

/s/ Joan B. Woodard	Director	September 26, 2005
Joan B. Woodard

EXHIBIT INDEX

Exhibit Number	Description

5	Opinion of Charles L. Moore.
15.1	Letter regarding unaudited interim financial information for PNM Resources, Inc.
23.1	Consent of Deloitte & Touche LLP for PNM Resources, Inc.
23.2	Consent of Charles L. Moore (included in Exhibit 5).
24	Power of Attorney is contained on the signature page of this registration statement.